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                                                                    EXHIBIT 10.6

NEITHER THE SECURITY EVIDENCED BY THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES ACT (COLLECTIVELY, THE "SECURITIES LAWS"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS THE SECURITIES (I) ARE REGISTERED UNDER THE SECURITIES LAWS OR (II) ARE EXEMPT FROM REGISTRATION UNDER THE SECURITIES LAWS AND THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

No. 35                                             WARRANT TO PURCHASE 3,709,305
ISSUED: JULY 21, 1997                         SHARES OF SERIES E PREFERRED STOCK
HOLDER: MICROSOFT CORPORATION


                           PROGRESSIVE NETWORKS, INC.

                    SERIES E PREFERRED STOCK PURCHASE WARRANT

         THIS IS TO CERTIFY that, for value received and subject to the terms and conditions of this Warrant, the person whose name appears as holder above, or such other person to whom this Warrant may be transferred pursuant to Section 6 of this Warrant (the "Holder"), is entitled, at any time before the termination of this Warrant as provided in Section 5 (the "Exercise Period"), to subscribe for and purchase upon exercise of this Warrant Three Million Seven Hundred Nine Thousand Three Hundred Five (3,709,305) fully paid and nonassessable shares of Series E Preferred Stock (the "Warrant Stock") of Progressive Networks, Inc., a Washington corporation (the "Company"), at a price per share of $13.48 (the "Unit Price"). In the event, however, that pursuant to the Company's Articles of Incorporation, as amended, an event causing conversion of the Company's Series E Preferred Stock shall have occurred prior to the exercise of this Warrant, in whole or in part, then this Warrant shall be exercisable for the number of shares of Common Stock of the Company into which the Series E Preferred Stock not purchased upon any prior exercise of the Warrant would have been so converted (and, where the context requires, reference to "Warrant Stock" shall be deemed to include such Common Stock).

          This Warrant is subject to the following additional terms and conditions:

         1. Issuance of Warrant. This Warrant is issued in connection with Holder's acquisition of shares of Series E Preferred Stock pursuant to the terms of the Series E Preferred Stock Purchase Agreement dated July 21, 1997 (the "Stock Purchase Agreement").

         2.       Method of Exercise.

                  (a) This Warrant may be exercised in whole at any time or from time to time in part, but not as to a fractional share of Warrant Stock, by delivering to the Company during the Exercise Period (i) the attached form of "Election to Purchase," duly completed and executed by the Holder, (ii) this Warrant, and (iii) payment of the Unit Price for each share of Warrant Stock for which the Warrant is exercised in cash or by certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to the account of the Company. At the option of the Holder, in case of an exercise of this Warrant other than in connection with an initial public offering, in lieu of paying the Unit Price, the Holder may deliver this Warrant to the Company for cancellation and receive shares of Warrant Stock in accordance with the following formula: in exchange for each share of Warrant Stock issuable on exercise of the Warrant the Holder delivers for cancellation, such Holder shall receive a fractional share of Warrant Stock, such fraction to have a numerator equal to the Fair Market Value per share of Warrant Stock at such time minus the Unit Price per share of Warrant Stock at such time, and a denominator equal to the Fair Market Value per share of Warrant Stock at such time. If the Holder receives notice of a proposed initial public offering of the Company or an event described in Section 8(c)(i) through (v) below, the Holder may make exercise of this Warrant contingent upon consummation of such transaction (and, if such transaction is an initial public offering, upon inclusion of the Warrant Stock as selling shareholder shares in the offering) by so electing in writing in the Election to Purchase delivered to the Company under this Section 2.

                  (b) For purposes of clause (a) of this Section 2, the "Fair Market Value" per share of the Warrant Stock means: (i) the average of the closing prices of the Company's Common Stock as quoted by NASDAQ or listed on any exchange, whichever is applicable, as published in the Western Edition of the Wall Street Journal for the five (5) trading days prior to the date of the Holder's election hereunder or (ii) if applicable at the time of or in connection with the exercise under clause (a) of this Section 2, the gross sales price of one share of the Company's Common Stock pursuant to a registered public offering or that amount which shareholders of the Company will receive for each share of Common Stock pursuant to a merger, reorganization or sale of assets. If the Company's Common Stock is not quoted by NASDAQ or listed on an exchange, the "Fair Market Value" of the Warrant Stock shall be the price at which a willing buyer would buy and a willing seller would sell the Warrant Stock on the date of exercise of the warrant as agreed to by the Holder and the Company. If the Holder and the Company cannot agree on Fair Market Value within ten (10) business days of the Company's receipt of the Holder's Election to Purchase, the Fair Market Value shall be determined by an independent appraiser selected by the Company and reasonably acceptable to the Holder. The cost of the appraisal shall be divided equally between the Company and the Holder.

         3. Delivery of Stock Certificates. Within three (3) days after the exercise of this Warrant (in full or in part), the Company at its expense (except for the payment of any applicable issue taxes) shall issue in the name of and deliver to the Holder (a) a certificate or certificates for the number of fully paid and nonassessable shares of Warrant Stock to which the Holder shall be entitled upon such exercise (in such denominations of Warrant Stock as may be requested by the Holder hereof and registered in the name of such Holder or such other name(s) as shall be designated by such Holder, subject to the limitations contained in Section 6), and (b) unless this Warrant has expired, a new Warrant representing the number of shares of Warrant Stock, if any, with respect to which this Warrant shall not have been exercised. The Holder


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shall for all purposes be deemed to have become the holder of record of such shares of Warrant Stock on the date on which this Warrant is surrendered and payment of the Warrant Price is made (or immediately upon consummation of a Reorganization, in the case of an exercise that is contingent upon such an event), irrespective of the date of delivery of the certificate or certificates representing the Warrant Stock; provided, that if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of record of such shares of Warrant Stock at the close of business on the next succeeding date on which the stock transfer books are open.

         4. Covenants as to Warrant Stock. The Company covenants and agrees that all shares of Warrant Stock issued pursuant to the terms of this Warrant as well as all shares of Common Stock issuable upon conversion of the Warrant Stock (collectively, the "Reserved Shares") will, upon their issuance, be validly issued and outstanding, fully paid and nonassessable. The Company further covenants and agrees that the Company will at all times have authorized and reserved a sufficient number of the Reserved Shares to provide for the exercise of the rights represented by this Warrant.

         5.       Vesting and Termination.

                  (a) This Warrant is exercisable from the date of issuance until the Termination Date (as defined in this Section 5).

                  (b) If Microsoft Corporation, or any of its successors or assigns ("Microsoft"), materially breaches any material warranty, term, condition, or covenant of that certain Agreement between Microsoft and Progressive Networks on Media Steaming Technology dated June 17, 1997, as thereafter amended (the "Microsoft Agreement"), and such breach, other than of the provisions of Section 8.2 of that Agreement, which the parties have agreed cannot be cured, is not cured within forty-five (45) days after written notice is given to Microsoft by the Company (the "Cure Period"), during which Cure Period, or such shorter period ending on the date of cure if the breach is cured prior to the end of such Cure Period, this Warrant shall not be exercisable, this Warrant shall, immediately and automatically upon the breach (unless such breach is cured during the Cure Period), be canceled and all rights granted hereunder shall terminate, and, if applicable, any and all shares of Warrant Stock or Common Stock issued as a result of any exercise of the rights represented by this Warrant on or after the date of the breach, notwithstanding that the date of discovery of such breach may be after such issuance or issuances, shall be canceled, at the option of the Company, provided, however, that in the event of such cancellation, the Company shall deliver written notice of such cancellation to, and shall refund the Unit Price paid by, Microsoft with respect to such shares and such cancellation shall be effective upon delivery to Microsoft of the written notice and the Unit Price paid. If Microsoft disputes that a material breach has occurred, whether a material breach has been cured, or whether a material breach has been cured within the Cure Period, and the parties submit such dispute to structured negotiation or binding arbitration as provided in Section 11.3 of the Microsoft Agreement (the "Dispute Resolution Period"), the parties agree that this Warrant shall not be exercisable during the Dispute Resolution Period and thereafter unless and until the arbiter of the dispute determines that Microsoft Corporation, or any of its successors or assigns, has not breached the Microsoft Agreement or has cured the breach within the Cure


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Period. The parties agree that this Section 5(b) shall survive any assignment of this Warrant by Microsoft.

                  (c) Upon a merger or consolidation in which the Company is not the survivor, an acquisition of all or substantially all of the assets of the Company, a reorganization of the Company or a liquidation of the Company (collectively, a "Reorganization"), in connection with which the holders of the Company's capital stock will not receive stock or any other securities of any other entity, this Warrant shall be canceled and all rights granted hereunder shall terminate; provided, however, that the Company shall have delivered to the Holder notice of the Reorganization no less than twenty (20) business days before the date scheduled for the Reorganization.

                  (d) Upon closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the offer and sale of Common Stock for the account of the Company to the public (an "IPO"), this Warrant shall be canceled and all rights granted hereunder shall terminate; provided, however, that the Company shall deliver to the holder notice of the IPO no less than fifteen (15) business days before the date scheduled for the closing of the IPO.

                  (e) If not sooner canceled pursuant to the provisions of Sections 5(b), 5(c) or 5(d), this Warrant shall be canceled and the rights granted hereunder shall terminate on January 21, 2000, provided, that if such date occurs during the period (a "Lockup Period") described in Section 1.6 of the Investors' Rights Agreement (as defined in the Stock Purchase Agreement) or during the Dispute Resolution Period (as defined above), such date shall be postponed until the fifteenth (15th) business day following the Lockup Period or the Dispute Resolution Period, as applicable, provided that, in the event of the latter, the arbiter of the dispute determines that Microsoft Corporation, or any of its successors or assigns, has not breached the Microsoft Agreement or has cured the breach within the Cure Period.

                  (f) The date of termination of this Warrant as provided in this Section 5 shall be referred to herein as the "Termination Date."

         6. Restrictions on Transfer. Neither this Warrant nor any securities purchased upon exercise of this Warrant may be transferred unless (a) such transfer is registered under the Securities Act and any applicable state securities or blue sky laws, (b) the Company has received a legal opinion from counsel and in form reasonably satisfactory to the Company to the effect that the transfer is exempt from the prospectus delivery and registration requirements of the Securities Act and any applicable state securities and blue sky laws, or (c) the Company otherwise satisfies itself that such transfer is exempt from registration.

         7. Legend. A legend setting forth or referring to the above restrictions, including those contained in Section 5(b) above, shall be placed on this Warrant, any replacement hereof, and any certificate representing a security issued pursuant to the exercise of this Warrant and a stop transfer restriction or order may be placed on the books of the Company and with any transfer agent until such securities may be legally sold or otherwise transferred.



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
         8.       Adjustment of Unit Price and Number of Shares.

                  (a) In case the Company shall at any time subdivide its outstanding shares of Series E Preferred Stock into a greater number of shares, the Unit Price in effect immediately prior to such subdivision shall be proportionately reduced (and the number of shares of Warrant Stock for which this Warrant shall be exercisable shall be increased in inverse proportion to such reduction), and conversely, in case the outstanding shares of Series E Preferred Stock of the Company shall be combined into a smaller number of shares, the Unit Price in effect immediately prior to such combination shall be proportionately increased (and the number of shares of Warrant Stock for which this Warrant shall be exercisable shall be decreased in inverse proportion to such increase).

                  (b) Upon any adjustment of the Unit Price and number of shares purchasable upon the exercise of this Warrant, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company. The notice shall be signed by the Company's chief financial officer and shall state the Unit Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                  (c) If at any time or from time to time the holders of Series E Preferred Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,

                           (x) Preferred Stock, or any shares of stock or other
                  securities whether or not such securities are at any time directly or indirectly convertible into or exchangeable for Preferred Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution (other than by conversion under section 5.4 of the Company's Amended and Restated Articles of Incorporation), or

                           (y) any cash paid or payable otherwise than as a cash
                  dividend, or

                           (z) Preferred Stock or other or additional stock or
                  other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement (other than shares of Preferred Stock issued as a stock split, adjustments in respect of which shall be covered by the terms of clause (a) above), or if at any time:

                           (i) the Company shall declare any cash dividend upon
                  its Series E Preferred Stock;



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
                           (ii) the Company shall declare any dividend upon its
                  Series E Preferred Stock payable in stock or make any special dividend or other distribution to the holders of its Series E Preferred Stock;

                           (iii) the Company shall offer for subscription pro
                  rata to the holders of its Series E Preferred Stock any additional shares of stock of any class or other rights;

                           (iv) there shall be any capital reorganization or
                  reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation;

                           (v) there shall be a voluntary or involuntary
                  dissolution, liquidation or winding-up of the Company; or

                           (vi) the Company shall take or propose to take any
                  other action, notice of which is actually provided to holders of the Series E Preferred Stock;

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the holder of this Warrant at the address of such holder as shown on the books of the Company, (A) at least twenty (20) days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such events listed in this Section 8(c) above or for determining rights to vote (if applicable) in respect of any such events listed above in this Section 8(c), and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action, at least twenty (20) days written notice of the date when the same shall take place. Any notice given in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Series E Preferred Stock shall be entitled thereto. Any notice given in accordance with the foregoing clause (B) shall also specify the date on which the holders of Series E Preferred Stock shall be entitled to exchange their Series E Preferred Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action as the case may be.

                  (d) If the change in the outstanding Series E Preferred Stock of the Company or any other event occurs as to which the other provisions of this Section 8 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of the Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors of the Company shall make an adjustment in the number and class of shares available under the Warrant, the Unit Price and/or the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder of the Warrant upon exercise for the same aggregate Unit Price the total number, class and kind of shares as he would have owned had the Warrant been exercised prior to the event and had he continued to hold such shares until after the event requiring adjustment.



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
         9. Consolidation or Merger of the Company. If the Company is a party to
(a) any consolidation or merger with another corporation in which the Company is not the survivor, (b) any consolidation or merger of another entity into the Company in which the Company is the survivor but, in connection therewith, the Company's equity securities are changed into or exchanged for stock or other securities of any other entity, or (c) any capital reorganization or reclassification of its Series E Preferred Stock, pursuant to any of which transactions the holders of the Company's capital stock are entitled to receive with respect to or in exchange for such capital stock, stock or other securities, whether alone or together with any other consideration (all such consideration being the "Allowed Consideration"), then, as a condition of such transaction, lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Warrant Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such Allowed Consideration as may be issued or payable with respect to or in exchange for the number of shares of such Warrant Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In any such case, appropriate provisions shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Unit Price and the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be reasonably practicable (as determined in the good faith of the Company), in relation to the Allowed Consideration thereafter deliverable upon the exercise hereof. The Company will not effect any such consolidation or merger unless, prior to the consummation thereof, the successor corporation resulting from such consolidation or merger shall assume by written instrument, executed and mailed or delivered to the registered Holder hereof at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such Allowed Consideration as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

         10. Issue Tax. The issuance of certificates for shares of Preferred Stock upon the exercise of the Warrant shall be made without charge to the Holder of the Warrant for any issue tax in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

         11. Closing of Books. The Company will at no time close its transfer books against the transfer of any Warrant or of any shares of Series E Preferred Stock issued or issuable upon the exercise of any warrant in any manner which interferes with the timely exercise of this Warrant.

         12. Holder as Owner. The Company may deem and treat the holder of record of this Warrant as the absolute owner hereof for all purposes regardless of any notice to the contrary.

         13. No Rights as Shareholder. This Warrant shall not entitle the Holder to any voting rights or to any other rights as a shareholder of the Company or to any other rights whatsoever except the rights stated herein; and no cash dividend or interest shall be payable or shall accrue in respect of this Warrant or the Warrant Stock purchasable hereunder unless, until and to the


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extent that this Warrant shall be exercised. No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of Preferred Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Unit Price or as a shareholder of the Company, whether such liability is asserted by the Company or by its creditors.

         14. Construction. The validity and interpretation of the terms and provisions of this Warrant shall be governed by the laws of the State of Washington. The descriptive headings of the several sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions thereof.

         15. Expiration. This Warrant shall be void and all rights represented hereby shall cease unless exercised on or before the Termination Date. All restrictions set forth herein on the shares of capital stock issued upon exercise of any rights hereunder shall survive such exercise and expiration of the rights granted hereunder.

         16. Exchange of Warrant. This Warrant is exchangeable upon the surrender hereof by the Holder at the office of the Company for new Warrants of like tenor but of different denominations representing in the aggregate the rights to subscribe for and purchase the number of shares that may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by the Holder at the time of such surrender.

         17. Lost Warrant Certificate. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall issue a new Warrant of like denomination, tenor and date as this Warrant, subject to the Company's right to require the Holder to give the Company a bond or other satisfactory security sufficient to indemnify the Company against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft, mutilation or destruction of this Warrant or the issuance of such new Warrant.

         18. Waivers and Amendments. This Warrant or any provision hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         19. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be mailed by United States mail first-class postage prepaid, or by registered or certified mail with return receipt requested, addressed as follows:

                  If to the Holder:

                           To the address last furnished in writing to the Company by the Holder.



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
                  If to the Company:

                           Progressive Networks, Inc.
                           1111 Third Avenue, Suite 500
                           Seattle, Washington 98101
                           Attention:  President

                  With a copy to:

                           Progressive Networks, Inc.
                           1111 Third Avenue, Suite 500
                           Seattle, Washington 98101
                           Attention:  General Counsel

         Each of the foregoing parties shall be entitled to specify a different address by giving five (5) days' advance written notice as aforesaid to the other party.

         20. Registration Rights. The Holder shall be entitled to registration rights with respect to the shares of Common Stock issuable upon conversion of the Warrant Stock to the extent provided in, and subject to the terms and conditions of, the Investors' Rights Agreement.

         21. Investment Intent. By accepting this Warrant, the Holder represents that it is acquiring this Warrant for investment and not with a view to, or for sale in connection with, any distribution thereof.

         IN WITNESS WHEREOF, the Company has executed this certificate as of the date first written above.

                                                     Progressive Networks, Inc.


                                                     By /s/ Mark Klebanoff
                                                        ------------------
                                                              Its CFO




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
                              ELECTION TO PURCHASE


(To be executed only upon exercise of Warrant)

         The undersigned registered owner of this Warrant (the "Owner") irrevocably exercises this Warrant for __________ shares of Series E Preferred Stock of Progressive Networks, Inc. (the "Exercise Shares"), on the terms and conditions specified in this Warrant, and requests that a certificate for the Exercise Shares hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _________________ ______________________________________________________________ whose address is
_____________________________________________________________, and, if such shares shall not include all of the shares for which this Warrant is exercisable, that a new Warrant of like tenor and date for the balance of the shares issuable hereunder (properly reduced to reflect cashless exercise, if applicable) be delivered to the undersigned.



Dated: ____________________



                                     -------------------------------------------
                                     Signature of Registered Owner


                                     -------------------------------------------
                                     Title:


                                     -------------------------------------------
                                     (Street Address)


                                     -------------------------------------------
                                     (City) (State) (Zip Code)



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